Ragy Thomas SC 13G

Exhibit A

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of Sprinklr, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 14, 2022.

/s/ Ragy Thomas
Ragy Thomas

THOMAS 2014 FAMILY TRUST

By:	/s/ Ragy Thomas
Name:	Ragy Thomas
Title:	Trustee

THOMAS FAMILY 2017 IRREVOCABLE TRUST

By:	/s/ Ragy Thomas
Name:	Ragy Thomas
Title:	Trustee

RT 2019 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Ragy Thomas
Name:	Ragy Thomas
Title:	Trustee

NEELU PAUL, TRUSTEE OF THE RT 2021 GRANTOR RETAINED ANNUITY TRUST, DATED JUNE 8, 2021

By:	/s/ Ragy Thomas
Name:	Ragy Thomas
Title:	Trustee